                                                                    Exhibit 99.1

Financial Statements and Supplemental Schedules

Robbins & Myers, Inc. Employee Savings Plan

December 31, 2002 and 2001 and for the year ended December 31, 2002 with Report of Independent Auditors

                   Robbins & Myers, Inc. Employee Savings Plan

                 Financial Statements and Supplemental Schedules


                         December 31, 2002 and 2001 and
                      for the year ended December 31, 2002




                                TABLE OF CONTENTS



Report of Independent Auditors...............................................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits .............................................................2
Statement of Changes in Net Assets Available for Benefits ...................................................3
Notes to Financial Statements................................................................................4

Supplemental Schedules

Schedule H, Line 4i--Schedule of Assets (Held at End of Year)................................................11
Schedule H, Line 4j--Schedule of Reportable Transactions.....................................................12

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 2002 and 2001 and related statement of changes in net assets available for benefits for the year ended December 31, 2002, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2002 and 2001, and the changes in its net assets available for benefits for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2002 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                  /s/ Ernst & Young LLP

May 2, 2003

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                 Statements of Net Assets Available for Benefits


                                                          DECEMBER 31
                                                     2002               2001
                                                 -----------        -----------
ASSETS
Investments at fair value                        $36,797,100        $43,611,289
Participant loans at estimated fair value          1,182,417          1,137,760
                                                 -----------        -----------
Total investments                                 37,979,517         44,749,049


Contributions receivable:
    Employer                                          64,881             51,478
    Employee                                         185,328            179,310
                                                 -----------        -----------
Total receivables                                    250,209            230,788
                                                 -----------        -----------
Net assets available for benefits                $38,229,726        $44,979,837
                                                 ===========        ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2002



  ADDITIONS
  Employee contributions                                         $  2,493,281
  Employer contributions                                              881,925
  Dividend income - Robbins & Myers, Inc. common stock                 54,531
  Dividend and interest income                                        972,856
                                                                 ------------
  Total additions                                                   4,402,593

  DEDUCTIONS
  Benefits paid directly to participants                            3,884,513
  Net depreciation in fair value of investments                     7,268,191
                                                                 ------------
  Total deductions                                                 11,152,704
                                                                 ------------

  Net decrease                                                     (6,750,111)

  Net assets available for benefits, at beginning of year          44,979,837
                                                                 ------------
  Net assets available for benefits, at end of year              $ 38,229,726
                                                                 ============

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 2002

1. DESCRIPTION OF THE PLAN

The following description of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. Effective January 1, 2002, the Company contributes 50 percent of an employee's annual contribution. In prior years, the Company contributed 40 percent of an employee's annual contribution. In addition, the Company may elect to make an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

PARTICIPANT LOANS

Participants may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made or by the highest outstanding loan balance in their account during the prior twelve month period. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates.

DISTRIBUTIONS

Distributions of vested balances are available upon termination subject to the approval of the Plan Administrator, retirement after attaining age sixty-five, death, or permanent and total disability. Distributions are made in either a lump sum payment or an annuity to designated beneficiaries and joint survivors.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

WITHDRAWALS

Approval of voluntary hardship withdrawals are subject to the determination that an immediate and substantial financial need exists for medical, educational, home purchase, or other emergencies which cannot be reasonably satisfied by other means.

VESTING

Participants are immediately vested in their contributions and any earnings on these contributions. Effective January 1, 2002, matching contributions made by the Company become vested as follows:

                                                          VESTING
                 YEARS OF VESTING SERVICE               PERCENTAGE
                 ---------------------------------------------------
                 Less than 1 year                           0%
                 1 year but less than 2 years              34%
                 2 years but less than 3 years             67%
                 3 years or more                          100%

In 2001, the matching contributions made by the Company became vested as follows:

                                                          VESTING
                  YEARS OF VESTING SERVICE              PERCENTAGE
                 ---------------------------------------------------
                 Less than 1 year                           0%
                 1 year but less than 2 years              20%
                 2 years but less than 3 years             40%
                 3 years but less than 4 years             60%
                 4 years but less than 5 years             80%
                 5 years or more                          100%

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocation of (a) the Company's contribution and (b) Plan earnings. Participant's direct the investment of their contributions and earnings thereon between the investment options provided by the Plan. Company contributions are invested in the Company's common stock. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

ADMINISTRATIVE EXPENSES

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

PLAN TERMINATION

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

PLAN AMENDMENTS

The Company amended the Plan to adopt certain provisions of the "Economic Growth and Tax Relief Reconciliation Act of 2001" ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA effective January 1, 2002.

Effective January 1, 2002, the Company amended the prior year testing method for ADP and ACP tests to current year basis. The effect is a change of the limitations on contributions for nondiscrimination testing for participants who are highly compensated employees for the plan year.

The Company amended certain aspects of the employer matching contributions and vesting schedule for the employer matching contributions effective January 1, 2002.

Effective November 15, 2002, the Company amended the Plan to define the definitions of loan rollovers as they apply to the employees of an acquired business if the acquisition has been determined to be a distributable event and if the employees of the acquired business have been designated as Employees under the Plan.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan's financial statements are prepared on the accrual basis of accounting.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices that represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 4, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to this issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Company has indicated that it will take the necessary steps, if any to maintain the Plan's qualified status.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                  2002                  2001
                                               --------------------------------

 Robbins & Myers, Inc. common stock            $4,765,246            $5,938,640
 The Vanguard Group, Inc.:
    Wellington Fund                             5,351,369             5,946,701
    Windsor Fund                                5,457,063             7,500,642
    U.S. Growth Fund                            2,417,103             4,026,251
    Retirement Savings Trust                    7,991,598             6,705,504
    500 Index Fund                              5,361,024             7,246,606

During the year ended December 31, 2002, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                            NET REALIZED AND
                                                         UNREALIZED APPRECIATION
                                                          (DEPRECIATION) IN FAIR
                                                           VALUE OF INVESTMENTS
                                                     --------------------------------

    Robbins & Myers, Inc. common stock                          $(1,137,629)
                                                                ===========

     The Vanguard Group, Inc. (shares of registered
       investment companies):
       Wellington Fund                                          $  (576,112)
       Windsor Fund                                              (1,722,648)
       Windsor II Fund                                             (310,936)
       U.S. Growth Fund                                          (1,358,823)
       500 Index Fund                                            (1,734,508)
       International Growth Fund                                   (130,781)
       Small-Cap Index Fund                                        (336,635)
       Total Bond Market Index Fund                                  39,881
                                                                -----------
     Total shares of registered investment companies
                                                                $(6,130,562)
                                                                ===========

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


5. NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets relating to the nonparticipant-directed investments as of December 31 is as follows:


                                                                     2002             2001
                                                              ------------------------------------

ASSETS
   Robbins & Myers, Inc. common stock                             $  4,765,246      $  5,938,640
   Contributions receivable                                             76,953            51,478
                                                              ------------------------------------
NET ASSETS                                                        $  4,842,199      $  5,990,118
                                                              ====================================

Information about the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 2002 is as follows:

ADDITIONS
   Contributions                                                                        $    881,925
   Interest and dividends                                                                     54,531
                                                                                    ------------------
                                                                                             936,456

DEDUCTIONS
   Net depreciation in the fair value of investments                                       1,137,629
   Benefits paid                                                                             497,724
   Interfund transfers out                                                                   461,094
                                                                                    ------------------
                                                                                           2,096,447

Net decrease                                                                              (1,159,991)
Net assets available for benefits, at beginning of year                                    5,990,118
                                                                                    ------------------
Net assets available for benefits, at end of year                                       $  4,830,127
                                                                                    ==================

6. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2002 and 2001, the Plan held 258,981 and 253,680 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2002, shares were purchased at a total cost of $1,491,786 and shares were sold at a total selling price of $1,527,193.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


7. SUBSEQUENT EVENT

On February 2, 2003, the assets and loans attributed to the accounts of Tarby Inc. employees of the Dover, Inc. 401(k) Plan were merged into the Plan.

                             SUPPLEMENTAL SCHEDULES

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2002



                                                 DESCRIPTION OF INVESTMENTS
                                                  INCLUDING MATURITY DATE
      IDENTITY OF ISSUE, BORROWER,             RATE OF INTEREST, COLLATERAL,                             CURRENT
         LESSOR OR SIMILAR PARTY                   PAR OR MATURING VALUE                COST              VALUE
----------------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. *                      258,981 shares of common
                                               stock                                    $ 6,227,289       $ 4,765,246
The Vanguard Group, Inc.:*
    Wellington Fund                          217,890 units of Registered
                                               Investment Company                        **                 5,351,369
    Windsor Fund                             454,755 units of Registered
                                               Investment Company                        **                 5,457,063
    Windsor II Fund                          65,848 units of Registered
                                               Investment Company                        **                 1,369,635
    U.S. Growth Fund                         200,423 units of Registered
                                               Investment Company                        **                 2,417,103
    Retirement Savings Trust                 7,991,598 units of Common
                                               Collective Trust                          **                 7,991,598
    500 Index Fund                           66,063  units of Registered
                                               Investment Company                        **                 5,361,024
    International Growth Fund                43,541 units of Registered
                                               Investment Company                        **                   529,465
    Prime Money Market Fund                  500,984 units of Registered
                                               Investment Company                        **                   500,984
    Small Cap Index Fund                     76,935 units of Registered
                                               Investment Company                        **                 1,204,803
    Total Bond Market Index Fund             178,113 units of Registered
                                               Investment Company                        **                 1,848,810
Participant Loans                            Interest rates from 5.25-9.50%                                 1,182,417
                                                                                 -------------------------------------
                                                                                        $ 6,227,289       $37,979,517
                                                                                 =====================================


*  Party-in-interest to the Plan.
** Cost of asset is not required to be disclosed as investment is participant-directed.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

            Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 2002

                                                       DESCRIPTION                                         CURRENT VALUE       NET
                      IDENTITY OF                           OF        PURCHASE       SELLING     COST OF    OF ASSET ON      GAIN
                     PARTY INVOLVED                       ASSET         PRICE         PRICE       ASSET   TRANSACTION DATE   (LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
Category (iii)--A Series of Transactions in
-------------------------------------------
Excess of 5 Percent of Plan Assets
----------------------------------

Robbins & Myers, Inc.                        Shares of Common Stock  $1,491,786    $        -    $ 1,491,786  $ 1,491,786   $     -
                                                                              -     1,527,193      1,515,517    1,527,193    11,676

Note: Sections (e) and (f) are not applicable. There were no category (i), (ii), or (iv) transactions during the year.